Exhibit 99.1

Axsome Therapeutics Announces $225 Million Term Loan Facility with Hercules Capital

Non-dilutive committed capital extends cash runway into at least 2024

Facility strengthens balance sheet through anticipated commercial launches of Axsome’s two lead CNS product candidates

NEW YORK, September 29, 2020 (Globe Newswire) – Axsome Therapeutics, Inc. (NASDAQ: AXSM), a biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders, has secured a $225 million term loan facility with Hercules Capital, Inc. (NYSE: HTGC). The committed capital strengthens the Company’s balance sheet through the anticipated commercial launches of its two lead product candidates, AXS-05 for major depressive disorder (MDD) and AXS-07 for migraine, and extends its cash runway into at least 2024, based on current operating plans.

“The committed non-dilutive capital from this term loan facility increases our financial flexibility as we execute on the anticipated upcoming commercial launches of our first two potentially life-changing investigational medicines for patients living with depression and migraine,” said Herriot Tabuteau, MD, Chief Executive Officer of Axsome. “Simultaneously we will continue to advance the rest of our differentiated late-stage CNS pipeline which includes two other Breakthrough Therapy designated programs, AXS-05 in Alzheimer’s disease agitation and AXS-12 in narcolepsy, as we build a leading CNS company.”

“Hercules is proud to partner with Axsome ahead of the filing of its New Drug Applications for AXS-05 in depression and for AXS-07 in migraine, and to support its work to develop novel treatments for the millions of patients with CNS disorders,” said Scott Bluestein, Chief Executive Officer and Chief Investment Officer of Hercules Capital. “The significant commitment from Hercules aligns with Axsome’s growth plans and provides an example of the breadth of our platform and our ability to finance life sciences companies through all stages of development.”

Under the terms of the new $225 million term loan facility, $60 million may be drawn at closing; $115 million may be drawn at the Company’s option, in three separate tranches, upon approval of AXS-05 in MDD, upon approval of AXS-07 in migraine, and upon certain combined sales criteria for AXS-05 and AXS-07; and an additional $50 million is available, subject to the approval of Hercules Capital, to support future strategic initiatives, including further pipeline advancement or expansion. Of the initial $60 million, the Company drew down $50 million at closing, with the additional $10 million available to be drawn at the Company’s option. A portion of the initial drawdown was used to repay the Company’s previously existing $20 million principal loan with Silicon Valley Bank along with associated final payment fees. The new term loan facility bears interest at a calculated prime-based variable rate currently at 9.15%. It matures in October 2025 and has an initial interest-only payment period of 30 months, which may be extended to up to 48 months upon the drawing of future tranches. Axsome will issue warrants to purchase 15,541 shares of Axsome common stock upon initial funding of the facility.

Additional details of the loan agreement, will be filed with the Securities and Exchange Commission on a Current Report on Form 8-K.

About Axsome Therapeutics, Inc.

Axsome Therapeutics, Inc. is a biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders for which there are limited treatment options. For the many people facing unsatisfactory treatments for CNS disorders, Axsome accelerates the invention and adoption of life-changing medicines. Axsome’s core CNS product candidate portfolio includes five clinical-stage candidates, AXS-05, AXS-07, AXS-09, AXS-12, and AXS-14. AXS-05 is being developed for major depressive disorder (MDD), treatment resistant depression (TRD), Alzheimer’s disease (AD) agitation, and as a treatment for smoking cessation. AXS-07 is being developed for the acute treatment of migraine. AXS-12 is being developed for the treatment of narcolepsy. AXS-14 is being developed for fibromyalgia. AXS-05, AXS-07, AXS-09, AXS-12, and AXS-14 are investigational drug products not approved by the FDA. For more information, please visit the Company’s website at axsome.com. The Company may occasionally disseminate material, nonpublic information on the company website.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $10.5 billion to over 500 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses and receipt of interim results, which are not necessarily indicative of the final results of our ongoing clinical trials, and the number or type of studies or nature of results necessary to support the filing of a new drug application (“NDA”) for any of our current product candidates; our ability to fund additional clinical trials to continue the advancement of our product candidates; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration (“FDA”) or other regulatory authority approval of, or other action with respect to, our product candidates (including, but not limited to, with or without a special protocol assessment); the potential for our clinical trials to provide a basis for accelerated approval of our product candidates for the treatment of several indications and accelerate their development timelines and commercial paths to patients (including, but not limited to, with or without a breakthrough therapy designation); the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s product candidates, if approved; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and our ability to fund our commercial launch, which assumes product approval; unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Axsome Contact:

Mark Jacobson
Chief Operating Officer
Axsome Therapeutics, Inc.
22 Cortlandt Street, 16th Floor
New York, NY 10007
Tel: 212-332-3243
Email: mjacobson@axsome.com

www.axsome.com